Exhibit (a)(20)

Frequently Asked Questions for Southwest Gas Holdings Employees

1.	What does a “separation” mean?

•	It means that Centuri will become an independent company outside of Southwest Gas Holdings.

2.	Why is Centuri being separated from Southwest Gas Holdings? How does this benefit Southwest Gas and Centuri?

•	Our Board believes that now is the right time to separate Centuri and unlock the significant value we have built over the last decade.

•	The work we have done to grow Centuri has resulted in nearly doubling its revenue over the last four years and Centuri is positioned for continued growth as a standalone platform.

•	We believe Southwest Gas and Centuri will be even better positioned to grow, serve customers, lead the transition to clean energy and deliver enhanced value for all stakeholders.

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This in an exciting move which will transform Southwest Gas Holdings into a fully regulated natural gas business, which includes two separate and distinct natural gas operations organizations: Southwest Gas Corporation and MountainWest Pipelines Holding Company

•	Our focus will be on extending our leadership in natural gas and leveraging opportunities to provide energy infrastructure and solutions to fuel the sustainable energy future.

3.	How long has this been under consideration?

•	This is the culmination of years of planning by our Board to examine necessary steps to establish Centuri as a successful standalone business and how to maximize value for our stockholders.

4.	Who will lead Centuri following the spin-off? Where will Centuri be headquartered?

•	Paul Daily, Centuri’s current President and CEO, will continue to lead Centuri as its CEO following the separation and will be supported by a strong and highly engaged management team.

•	Centuri will remain headquartered in Phoenix, Arizona and maintain its strong presence across the United States and Canada.

•	Further details about the Board and management team of Centuri will be announced in the coming months.

5.	What does the separation mean for me?

•	It will be business as usual for all of us throughout the separation process and beyond.

•	Current roles, responsibilities and reporting relationships remain unchanged.

•	In the meantime, we are developing a detailed separation plan and we will keep you informed as usual.

6.	Does the spin-off impact Southwest Gas Corporation’s or MountainWest’s operations, customers, customer rates or current employee benefits?

•	It will be business as usual for all of us throughout the separation process and beyond.

•	Customers, customer rates and employee benefits will not be impacted.

7.	What should I tell customers, suppliers and business partners?

•	You can tell them that it remains business as usual for all of us at Southwest Gas.

•	There will be no changes to how we work with our customers, suppliers and business partners as a result of this announcement.

•	All Contracts and contacts remain the same.

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As we move through this process, we will are focused on extending our leadership in natural gas, while we continue delivering affordable and clean energy to customers in partnership with our regulators, suppliers and business partners.

8.	When is the separation expected to be completed?

•	We expect the separation will occur within the next 9 to 12 months.

9.	What should I do if I receive a call from a member of the media or other outside parties about this announcement?

•	Please forward any media calls to Sean Corbett at Sean.Corbett@swgas.com or (702) 876-7219.

•	Investor and analyst inquiries should be forwarded to Boyd Nelson at Boyd.Nelson@swgas.com or (702) 876-7237.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the 2022 annual meeting of stockholders of Southwest Gas Holdings, Inc. (the “Company”) (the “Annual Meeting”). In connection with the Annual Meeting, the Company has filed a preliminary proxy statement and will file a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”), which the Company will furnish, with any other relevant information or documents, to its stockholders in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND WHITE PROXY CARD AND OTHER DOCUMENTS WHEN SUCH INFORMATION IS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. The proposals for the Annual Meeting will be made solely through the definitive proxy statement. In addition, a copy of the definitive proxy statement (when it becomes available) may be obtained free of charge from www.swgasholdings.com/proxymaterials. Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, and at the Company’s website at www.swgasholdings.com.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Utility Holdings LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov, and at the Company’s website at www.swgasholdings.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 825-8621.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations with respect to a separation of Centuri, the future performance of Centuri, Southwest Gas’s dividend ratios and Southwest Gas’s future performance. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, whether we will separate Centuri within the anticipated timeframe and the impact to our results of operations and financial position from the separation, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, the cost and management attention of ongoing litigation that the Company is currently engaged in, the effects of the pending tender offer and proxy contest brought by Carl Icahn and his affiliates, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, EBITDA as a percentage of revenue, and interest expense will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Participants in the Solicitation

The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC. Additional information regarding the interests of such potential participants is or will be included in the proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC, when they become available.